Certificate of Insurance     No. 174 596-35
Commercial Direct Insurance (salary conversion)

Personal data

Policyholder	Charles River Wiga GmbH
Insured party	Dr. Joerg Geller DOB 09/26/1954
Group insurance according to Rate K1 M
Amount insured	DM 22,661
Maturity	Upon the death of the insured party, no later than 04/01/2015
Technical commencement	04/01/1998
Age at entry	43 years
Term of insurance	17 years
Age at expiry	60 years
Expiration of insurance	04/01/2015
Duration of premium payment	17 years
Expiration of premium payment	04/01/2015
Allocation of profits	Interest-bearing accumulation until maturity of the amount insured

This policy is subject to the enclosed terms of insurance:

General Terms and Conditions for Life Insurance (ALB94), Special Conditions for Universal Life Insurance (L97), Statute (SAT94)

Entitlement to benefits
The insured party is irrevocably entitled to benefits, in the event of both death as well as survival.

In the event of death of the insured party, the insurance benefit is to be paid, in the following order, to:

a)	the spouse, to whom he was married at the time of death,

b)	the children born in marriage and those legally equivalent to them, in equal shares,

c)	the parents,

d)	the heirs.
The aforementioned surviving beneficiaries in the event of death have

98117 04/24/1998                                Continued on page 2

Certificate of Insurance     No. 174 596-35

an irrevocable claim to the insurance benefits in the event of the death of the insured person.
The entitlement to benefits also applies to the excess shares.
The benefits will be paid by Hannoversche Leben directly to the insured party or, following his death, to the persons entitled to benefits.

The insured party can amend his payment instructions in the event of death via a written statement to Hannoversche Leben.

Annual premium

For DM 22,661 primary amount insured	DM 1,053.32
./. large-sum discount of DM 2.00 per DM 1,000 amount insured	DM 45.32
DM 1,008.00

Form of payment
Annual	DM 1,008.00
Payable on 04/01 of each year	DM 1,008.00

Initial premium due
Initial premium from 04/01/1998 to 03/31/1999	DM 1,008.00
Remaining payment	DM 1,008.00

which we will debit from your account.

Subsequent premiums
We will also have the subsequent premiums debited from your account No.:
1012005500 with BfG Schweinfurt (Routing No. 79010111).
We will not send premium statements on the individual due dates.

98117 04/24/1998                                Continued on page 3

Certificate of Insurance     No. 174 596-35

Commencement of insurance coverage
The insurance coverage commences upon receipt of this insurance policy, but not prior to the technical commencement of insurance. We assume that the initial premium can be debited from your account by the next debit date, and that the debit note will not be disputed. Otherwise the insurance coverage would be rendered invalid retroactively.

Minimum coverage in the event of death for life insurance policies
The provisions of the letter from the Federal Minister of Finance, dated 12/06/1996, are met with this life insurance policy.

Additional insurance agreement
The right to choose an annuity is irrevocably excluded for this agreement.

For the duration of employment, it is irrevocably agreed that a transfer of the capacity of policyholder and an assignment of rights arising from this agreement to the insured employee until the date at which the insured employee turns 59, is excluded, insofar as the premiums have been paid by the policyholder (employer).

The assignment or lending of the irrevocable entitlement against security is excluded.

98117 04/24/1998                            Continued on page 4

Certificate of Insurance     No. 174 596-35

**********
Your insurance policy is a security.
To claim insurance benefits, you must submit it to us.
Please keep it in a safe place, so as to prevent abuse by unauthorized individuals.
**********

Hanover, 4/24/1998

Hannoversche Lebensversicherung a.G.
[signature]

Enclosures:
ALB94, L97, SAT94

Notes

1.
Declarations of intent: Declarations of intent directed at Hannoversche Lebensversicherung must be submitted in writing (faxes are insufficient) (see Section 12 of the General Terms and Conditions for Life Insurance).

2.
Pursuant to Section 3 of the VVG (Versicherungsvertragsgesetz, Insurance Policy Act), the policyholder can, at any time, request copies of the declarations he has submitted with reference to the policy.

_____________________________________________________________________________
Hannoversche Lebensversicherung a.G.
Karl-Wiechert-Allee 10 • 30622 Hannover, Germany • Telephone +49 (0)511 9565-0 • Fax +49 (0)511 9565 666
Headquarters: Hannover, Hannover Trade Registry B 3413

Chairman of the Supervisory Board: Dr. Wilhelm Henning
Executive Board: Dr. Eckart Freiherr von Uckermann (chairman), Bernd Meißner, Karl-Heinz Minkwitz

Accounts in Hanover
Landeszentralbank (Routing No. 250 000 00) 25007000 • Deutsche Bank (Routing No. 250 700 70) 0234005 • Dresdner Bank (Routing No. 250 800 20) 104220800
Commerzbank (Routing No. 250 400 66) 302756200 • Nord/LB (Routing No. 250 500 00) 101055739 • Postbank (Routing No. 250 100 30) 1100-301

Enclosure
Certificate of Insurance     No. 174 596-35

Table of guaranteed cash-in values and premium-free amounts insured

If this insurance is terminated or made premium-free, the following cash-in values (“RW”) or premium-free amounts insured (“bS”) will result, without consideration for profit credits:

	Figures in DM
Effective date	RW	bS
04/01/1999	957	1,710
04/01/2000	1,949	3,362
04/01/2001	2,980	4,962
04/01/2002	4,049	6,506
04/01/2003	5,159	8,001
04/01/2004	6,310	9,444
04/01/2005	7,506	10,840
04/01/2006	8,748	12,190
04/01/2007	10,041	13,498
04/01/2008	11,387	14,765
04/01/2009	12,791	15,995
04/01/2010	14,255	17,187
04/01/2011	15,785	18,345
04/01/2012	17,384	19,469
04/01/2013	19,059	20,562
04/01/2014	20,815	21,625
04/01/2015	22,661	22,661

When comparing with your payments, please note that only the savings portions of your premiums are available for the values in the table. This is because your premium has three components:

–Risk component–	We use this to fund the benefits to which there is a claim upon the death of the insured party.

–Cost component–	We use this to cover the cost of concluding your insurance and of its continued administration.

–Savings component–
We use this to generate the guaranteed cash-in value, which will reach the insured amount by the expiration of the policy. The level it reaches at a given time is the basis for the values in the table.

Hanover, 4/24/98